UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-1158172	54-19555550

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11465 Sunset Hills Road
Suite 200
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  (e) Named Executive Officer Compensation
     On December 20, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of comScore, Inc. (the “Company”), following a review of the Company’s executive compensation program in conjunction with its outside compensation consultant (the “Executive Compensation Review”), approved (i) base salary increases for 2008, (ii) bonus target levels for annual performance and (iii) restricted stock award levels for annual grants, for each of the Company’s executive officers named below:

		Bonus Target Level
		for Annual	Restricted Stock
		Performance as a %	Award Level as a
Name and Principal Position	2008 Base Salary	of Full-Year Salary	% of Base Salary

Magid M. Abraham, Ph.D. President, Chief Executive Officer And Director	$425,000	80%	200%

John M. Green Chief Financial Officer	$302,400	50%	100% (200% for grant in 2008)

Gian M. Fulgoni Executive Chairman of the Board Of Directors	$375,000	80%	150%

Gregory T. Dale Chief Technology Officer	$275,600	35%	60%

Christiana L. Lin General Counsel and Chief Privacy Officer	$250,000	35%	50%
     The Compensation Committee also approved, in connection with the Executive Compensation Review, the payment of a portion of the annual performance bonus in restricted stock, vesting one year following the grant date, beginning with the payment of 2007 annual performance bonuses. The Company anticipates that the effective dates for 2008 base salaries and for the payment of 2007 annual performance bonuses will occur in the first quarter of 2008. The Company anticipates that grants of restricted stock awards reflecting the levels described above will also occur in the first quarter of 2008 and will vest over a four-year period following the grant date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.
By:	/s/ John M. Green
John M. Green
Chief Financial Officer

Date: December 27, 2007